Exhibit 99.1

Press Contact:	Investor Contact:
Meghan Fintland	Kris Newton
NetApp	NetApp
1 408 822 1389	1 408 822 3312
meghan.fintland@netapp.com	kris.newton@netapp.com

NETAPP REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

Net Revenues of $1.38 Billion for the Fourth Quarter and $5.55 Billion for Fiscal Year 2016

·	NetAppTM clustered Data ONTAP™ node shipments increased in fiscal year 2016 by 85% year-over-year
·	All Flash FAS units for fiscal year 2016 grew 345% year-over-year
·	Deferred revenue and financed unearned services revenue for fiscal year 2016 up 6% year-over-year
·	Authorized an increase in the quarterly cash dividend to $0.19 per share for the first quarter of fiscal year 2017
·	$1.17 billion returned to shareholders in share repurchases and cash dividends; 144% of free cash flow[1] in fiscal year 2016

Sunnyvale, Calif.—May 25, 2016—NetApp (NASDAQ: NTAP) today reported financial results for the fourth quarter and fiscal year 2016, ended April 29, 2016.

Fourth Quarter Financial Results
Net revenues for the fourth quarter of fiscal year 2016 were $1.38 billion. GAAP net loss for the fourth quarter of fiscal year 2016 was $8 million, or $0.03 loss per share,2 compared to GAAP net income of $135 million, or $0.43 income per share,3 for the comparable period of the prior year. Non-GAAP net income for the fourth quarter of fiscal year 2016 was $157 million, or $0.55 income per share,4 compared to non-GAAP net income of $202 million, or $0.65 income per share, for the comparable period of the prior year.

Fiscal Year 2016 Financial Results
Net revenues for fiscal year 2016 were $5.55 billion. GAAP net income for fiscal year 2016 was $229 million, or $0.77 per share,3 compared to GAAP net income of $560 million, or $1.75 per share, for the comparable period of the prior year. Non-GAAP net income for fiscal year 2016 was $633 million, or $2.13 per share,4 compared to non-GAAP net income of $865 million, or $2.70 per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments
NetApp ended fiscal year 2016 with $5.3 billion in total cash, cash equivalents and investments.  During the fourth quarter of fiscal year 2016, the Company generated $345 million in cash from operations and returned $313 million to shareholders through share repurchases and a cash dividend.

The Company will increase the first quarter fiscal year 2017 dividend by 6% to $0.19 per share. The quarterly dividend will be paid on July 27, 2016, to shareholders of record as of the close of business on July 18, 2016.

"We executed well in the fourth quarter and I'm pleased with the progress we are making with our strategic solutions portfolio in addressing customers' needs," said George Kurian, chief executive officer. "We continue to advance our pivot to the growth segments of the market while, at the same time, streamlining the business and reducing our cost base. The team remains sharply focused on disciplined execution and is fully committed to return the company to long-term growth."

Q1 Fiscal Year 2017 Outlook
The Company provided the following financial guidance for the first quarter of fiscal year 2017:
●	Net revenues are expected to be in the range of $1.20 billion to $1.35 billion.
●	GAAP earnings per share is expected to be in the range of $0.13 to $0.18 per share.
●	Non-GAAP earnings per share is expected to be in the range of $0.34 to $0.39 per share.

Business Highlights
●	Leading the All-Flash-Array Market
-	All-flash systems product of the year. Storage Magazine/SearchStorage.com recognize SolidFire's high-capacity SF9605 node as a gold winner in the competitive all-flash systems category.
-	NetApp and Cisco's FlexPod advantage initiative removes constraints for the modern enterprise data center. An all-flash Converged Infrastructure enables partners such as Citrix to accelerate time-to-market and help customers to fast track their journey to a modern data center.
-	Increased the performance of data analytics applications by more than 50%. New SANtricity™ software for NetApp EF-Series all-flash and E-Series storage arrays dramatically boosts the performance and value of big data analytics applications.
-	Faster coding and better performance. New SolidFire Python SDK dramatically reduces the amount of additional time and coding required for integration and orchestration between SolidFire's platform and third-party applications.
●	Customers and Partners Achieve Success Through NetApp
-	Media companies adopt NetApp StorageGRID™ Webscale. In the past 12 months, media vendors—Aspera, Cantemo, Dalet, OpenText (through CyanGate), Primestream, Signiant, Silvertrak, Spectra Logic, and Vidispine—have validated their Amazon Simple Storage Service (S3) interface with StorageGRID Webscale.

-	Mansfield Oil delivers new applications and services up to 50% faster with NetApp. Transition to new fully redundant data and disaster recovery center keeps mission-critical data safe and improves customer service by eliminating downtime for core business applications.
-	DARZ makes secure hybrid cloud and multicloud a reality with NetApp Private Storage (NPS). NPS as a Service from DARZ makes it possible for its customer Helpium to leverage the elasticity, cost and performance benefits of public cloud providers without putting its data—or its business—at risk.
-	Top-ranked financial fund administrator HedgeServ deploys SolidFire. By delivering scalable storage to keep pace with HedgeServ's business growth and expanded offerings, SolidFire has transformed storage from a significant cost and management burden into an innovation enabler.
-	Denver Broncos' deploy business-critical applications with NetApp. NetApp FAS systems power the Bronco's entire infrastructure, including data analysis used from draft day to the stadium on game day, as well as to support over 330 events throughout the year. Regardless of location, the Broncos have been able to deploy mobile tablets to players, coaches, managers and support staff enabling them to view footage within hours of a game.
●	Technology and Business Leaders Join NetApp
-	Ron Pasek, executive vice president, chief financial officer. Pasek manages several finance and business functions while helping drive a portfolio management approach to enable growth.
-	Henri Richard, executive vice president, worldwide field and customer operations. Richard leads relationships with NetApp's strategic technology partners, resellers, and customers across the globe.

Webcast and Conference Call Information
NetApp will host a conference call to discuss these results today at 2 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4 p.m. Pacific Time today.

About NetApp
Leading organizations worldwide count on NetApp for software, systems and services to manage and store their data. Customers value our teamwork, expertise and passion for helping them succeed now and into the future. To learn more, visit http://www.netapp.com.

"Safe Harbor" Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Q1 Fiscal Year 2017 Outlook section, statements made about our ability to advance our pivot to growth segments of the market, streamline our business, reduce our cost basis and return the company to long-term growth. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general economic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as changes in storage consumption models, customer demand for and acceptance of our products and services, our ability to effectively integrate the SolidFire acquisition, our ability to successfully execute our transformation program, and our ability to continue to generate healthy operating cash flow. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled "Risk Factors" in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

1Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less cash used to acquire property and equipment.
2GAAP net loss per share is calculated using the basic number of shares and excludes common stock equivalents because the impact would be anti-dilutive.
3GAAP net income per share is calculated using the diluted number of shares.
4Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) acquisition-related income and expenses, (d) restructuring and other charges, (e) asset impairments, (f) gains/losses on the sale of properties (g) non-cash interest expense associated with our convertible debt, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp's management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp's ongoing operational performance.

NetApp Usage of Non-GAAP Financial Information
To supplement NetApp's condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results and non-GAAP net income, non-GAAP effective tax rate, non-GAAP inventory turns, and free cash flow; and historical and projected non-GAAP net income per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, NetApp believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital expenditures. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for the analysis provided in the statement of cash flows.
NetApp's management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp's ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors' operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.
NetApp excludes the following items from its non-GAAP measures when applicable:
A. Amortization of intangible assets.  NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.
B. Stock-based compensation expenses.  NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.
C. Acquisition-related income and expenses.  NetApp excludes acquisition-related income and expenses, including (a) merger termination proceeds, (b) due diligence, legal and other one-time integration charges, (c) the impact of inventory step-ups, and (d) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.
D. Restructuring and other charges.  These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. These items are not ordinarily included in our annual operating plan and related budget due to the unpredictability of the timing and size of these events. We therefore exclude them in our assessment of operational performance.
E. Asset impairments.  These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F. Gains/losses on the sale of properties.  These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.
G. Non-cash interest expense.  These are non-cash charges from the amortization of convertible debt discount and issuance costs. Management does not believe that these charges reflect the underlying performance of our business.
 H. Income tax adjustments.  NetApp's non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company's tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company's operational performance.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 29, 2016	April 24, 2015

ASSETS

Current assets:
Cash, cash equivalents and investments	$5,303	$5,326
Accounts receivable	813	779
Inventories	98	146
Other current assets	234	522
Total current assets	6,448	6,773

Property and equipment, net	937	1,030
Goodwill and purchased intangible assets, net	1,856	1,117
Other non-current assets	796	481
Total assets	$10,037	$9,401

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$254	$284
Accrued expenses	765	701
Short-term loan	849	-
Short-term deferred revenue and financed unearned services revenue	1,794	1,724
Total current liabilities	3,662	2,709

Long-term debt	1,490	1,487
Other long-term liabilities	413	318
Long-term deferred revenue and financed unearned services revenue	1,591	1,473
Total liabilities	7,156	5,987

Stockholders' equity	2,881	3,414
Total liabilities and stockholders' equity	$10,037	$9,401

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	April 29, 2016	April 24, 2015	April 29, 2016	April 24, 2015

Revenues:
Product	$757	$914	$2,986	$3,655
Software maintenance	234	227	949	899
Hardware maintenance and other services	389	399	1,611	1,569
Net revenues	1,380	1,540	5,546	6,123

Cost of revenues:
Cost of product	424	441	1,558	1,657
Cost of software maintenance	9	10	37	36
Cost of hardware maintenance and other services	129	154	578	597
Total cost of revenues	562	605	2,173	2,290
Gross profit	818	935	3,373	3,833

Operating expenses:
Sales and marketing	434	470	1,792	1,913
Research and development	201	233	861	920
General and administrative	84	71	307	284
Restructuring and other charges	80	-	108	-
Acquisition-related expense	6	-	8	-
Gain on sale of properties	(51)	-	(51)	-
Total operating expenses	754	774	3,025	3,117

Income from operations	64	161	348	716

Other income (expense), net	(4)	3	(3)	(3)

Income before income taxes	60	164	345	713

Provision for income taxes	68	29	116	153

Net income (loss)	$(8)	$135	$229	$560

Net income (loss) per share:
Basic	$(0.03)	$0.44	$0.78	$1.77

Diluted	$(0.03)	$0.43	$0.77	$1.75

Shares used in net income (loss) per share calculations:
Basic	284	309	294	316

Diluted	284	313	297	321

Cash dividends declared per share	$0.180	$0.165	$0.720	$0.660

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	April 29, 2016	April 24, 2015	April 29, 2016	April 24, 2015

Cash flows from operating activities:
Net income (loss)	$(8)	$135	$229	$560
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77	72	279	307
Stock-based compensation	61	63	260	259
Excess tax benefit from stock-based compensation	-	(1)	(5)	(55)
Gain on sale of properties	(51)	-	(51)	-
Other, net	31	2	(38)	32
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(206)	(112)	(16)	75
Inventories	5	(29)	49	(24)
Accounts payable	60	85	(53)	39
Accrued expenses	108	95	30	(67)
Deferred revenue and financed unearned services revenue	238	88	186	122
Changes in other operating assets and liabilities, net	30	(2)	104	20
Net cash provided by operating activities	345	396	974	1,268
Cash flows from investing activities:
Redemptions (purchases) of investments, net	103	(686)	982	(645)
Purchases of property and equipment	(35)	(37)	(160)	(175)
Proceeds from sale of properties	102	-	102	-
Acquisitions of businesses, net of cash acquired	(842)	-	(842)	(85)
Other investing activities, net	4	(1)	3	2
Net cash provided by (used in) investing activities	(668)	(724)	85	(903)
Cash flows from financing activities:
Issuance of common stock	-	11	70	157
Repurchase of common stock	(262)	(246)	(960)	(1,165)
Excess tax benefit from stock-based compensation	-	1	5	55
Proceeds from sale leaseback financing transaction	148	-	148	-
Proceeds from short-term loan	870	-	870	-
Issuance of long-term debt, net	-	-	-	495
Repayment of short-term loan	(20)	-	(20)	-
Dividends paid	(51)	(51)	(210)	(208)
Other financing activities, net	(4)	(1)	(12)	(9)
Net cash provided by (used in) financing activities	681	(286)	(109)	(675)

Effect of exchange rate changes on cash and cash equivalents	15	(4)	(4)	(59)

Net increase (decrease) in cash and cash equivalents	373	(618)	946	(369)
Cash and cash equivalents:
Beginning of period	2,495	2,540	1,922	2,291
End of period	$2,868	$1,922	$2,868	$1,922

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO and Inventory Turns)
(Unaudited)

	Q4 FY'16	Q3 FY'16	Q4 FY'15	FY 2016	FY 2015
Revenues
Product	$757	$750	$914	$2,986	$3,655
Software Maintenance	$234	$234	$227	$949	$899
Hardware Maintenance & Other Services:	$389	$402	$399	$1,611	$1,569
Hardware Maintenance Support Contracts	$318	$326	$323	$1,316	$1,253
Professional and Other Services	$71	$76	$77	$295	$317
Net Revenues	$1,380	$1,386	$1,540	$5,546	$6,123

Geographic Mix
	% of Q4 FY'16 Revenue	% of Q3 FY'16 Revenue	% of Q4 FY'15 Revenue	% of FY 2016 Revenue	% of FY 2015 Revenue
Americas	54%	54%	57%	55%	56%
Americas Commercial	43%	44%	43%	43%	43%
U.S. Public Sector	12%	10%	14%	12%	13%
EMEA	33%	33%	30%	32%	30%
Asia Pacific	13%	13%	13%	13%	13%

Pathways Mix
	% of Q4 FY'16 Revenue	% of Q3 FY'16 Revenue	% of Q4 FY'15 Revenue	% of FY 2016 Revenue	% of FY 2015 Revenue
Direct	26%	22%	22%	23%	22%
Indirect	74%	78%	78%	77%	78%

Direct revenues are those sold through our direct sales force and, effective Q1 FY'16, include those sold to service providers. Indirect revenues include those sold through value-added resellers, system integrators, OEMs and distributors. Indirect revenue reflects order fulfillment and is not reflective of who is responsible for the customer relationship.

Non-GAAP Gross Margins
	Q4 FY'16	Q3 FY'16	Q4 FY'15	FY 2016	FY 2015
Non-GAAP Gross Margin	61.1%	63.1%	62.0%	62.5%	64.0%
Product	46.8%	51.1%	53.4%	50.2%	56.5%
Software Maintenance	96.2%	96.2%	95.8%	96.1%	96.0%
Hardware Maintenance & Other Services	67.9%	66.2%	62.6%	65.7%	63.1%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q4 FY'16	Q3 FY'16	Q4 FY'15	FY 2016	FY 2015
Non-GAAP Income from Operations	$185	$244	$240	$751	$1,040
% of Net Revenues	13.4%	17.6%	15.6%	13.5%	17.0%
Non-GAAP Income before Income Taxes	$181	$242	$243	$748	$1,036
Non-GAAP Effective Tax Rate	13.1%	14.9%	16.7%	15.4%	16.5%

Non-GAAP Net Income
	Q4 FY'16	Q3 FY'16	Q4 FY'15	FY 2016	FY 2015
Non-GAAP Net Income	$157	$206	$202	$633	$865
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	287	296	313	297	$321
Non-GAAP Net Income per Share, Diluted	$0.55	$0.70	$0.65	$2.13	$2.70

Select Balance Sheet Items
	Q4 FY'16	Q3 FY'16	Q4 FY'15
Deferred Revenue and Financed Unearned Services Revenue	$3,385	$3,126	$3,197
DSO (days)	54	38	46
Inventory Turns	22	20	16

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized non-GAAP cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q4 FY'16	Q3 FY'16	Q4 FY'15	FY 2016	FY 2015
Net Cash Provided by Operating Activities	$345	$355	$396	$974	$1,268
Purchases of Property and Equipment	$35	$41	$37	$160	$175
Free Cash Flow	$310	$314	$359	$814	$1,093
Free Cash Flow as % of Net Revenues	22.5%	22.7%	23.3%	14.7%	17.8%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY16	Q3'FY16	Q4'FY15	FY2016	FY2015

NET INCOME (LOSS)	$(8)	$153	$135	$229	$560
Adjustments:
Amortization of intangible assets	25	14	16	67	64
Stock-based compensation	61	63	63	260	259
Asset impairment	-	-	-	11	-
Restructuring and other charges	80	-	-	108	-
Acquisition-related expense	6	2	-	8	-
Gain on sale of properties	(51)	-	-	(51)	-
Income tax effect of non-GAAP adjustments	(20)	(26)	(11)	(86)	(66)
Income tax expenses from integration of intellectual properties from acquisitions	64	-	-	64	-
Settlement of income tax audit	-	-	-	23	47
NON-GAAP NET INCOME	$157	$206	$202	$633	$865

COST OF REVENUES	$562	$531	$605	$2,173	$2,290
Adjustments:
Amortization of intangible assets	(20)	(13)	(16)	(61)	(63)
Stock-based compensation	(5)	(6)	(5)	(24)	(22)
Asset impairment	-	-	-	(11)	-
NON-GAAP COST OF REVENUES	$537	$512	$584	$2,077	$2,205

COST OF PRODUCT REVENUES	$424	$381	$441	$1,558	$1,657
Adjustments:
Amortization of intangible assets	(20)	(13)	(15)	(61)	(61)
Stock-based compensation	(1)	(1)	(1)	(5)	(6)
Asset impairment	-	-	-	(5)	-
NON-GAAP COST OF PRODUCT REVENUES	$403	$367	$425	$1,487	$1,591

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$129	$141	$154	$578	$597
Adjustments:
Amortization of intangible assets	-	-	(1)	-	(2)
Stock-based compensation	(4)	(5)	(4)	(19)	(16)
Asset impairment	-	-	-	(6)	-
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$125	$136	$150	$553	$579

GROSS PROFIT	$818	$855	$935	$3,373	$3,833
Adjustments:
Amortization of intangible assets	20	13	16	61	63
Stock-based compensation	5	6	5	24	22
Asset impairment	-	-	-	11	-
NON-GAAP GROSS PROFIT	$843	$874	$955	$3,469	$3,918

SALES AND MARKETING EXPENSES	$434	$418	$470	$1,792	$1,913
Adjustments:
Amortization of intangible assets	(5)	(1)	-	(6)	(1)
Stock-based compensation	(26)	(27)	(29)	(110)	(116)
NON-GAAP SALES AND MARKETING EXPENSES	$403	$390	$440	$1,676	$1,796

RESEARCH AND DEVELOPMENT EXPENSES	$201	$200	$233	$861	$920
Adjustment:
Stock-based compensation	(20)	(20)	(20)	(84)	(84)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$181	$180	$213	$777	$835

GENERAL AND ADMINISTRATIVE EXPENSES	$84	$70	$71	$307	$284
Adjustment:
Stock-based compensation	(10)	(10)	(9)	(42)	(37)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$74	$60	$62	$265	$247

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY16	Q3'FY16	Q4'FY15	FY2016	FY2015

RESTRUCTURING AND OTHER CHARGES	$80	$-	$-	$108	$-
Adjustment:
Restructuring and other charges	(80)	-	-	(108)	-
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$-	$-	$-	$-	$-

ACQUISITION-RELATED EXPENSE	$6	$2	$-	$8	$-
Adjustment:
Acquisition-related expense	(6)	(2)	-	(8)	-
NON-GAAP ACQUISITION-RELATED EXPENSE	$-	$-	$-	$-	$-

GAIN ON SALE OF PROPERTIES	$(51)	$-	$-	$(51)	$-
Adjustment:
Gain on sale of properties	51	-	-	51	-
NON-GAAP GAIN ON SALE OF PROPERTIES	$-	$-	$-	$-	$-

OPERATING EXPENSES	$754	$690	$774	$3,025	$3,117
Adjustments:
Amortization of intangible assets	(5)	(1)	-	(6)	(1)
Stock-based compensation	(56)	(57)	(58)	(236)	(237)
Restructuring and other charges	(80)	-	-	(108)	-
Acquisition-related expense	(6)	(2)	-	(8)	-
Gain on sale of properties	51	-	-	51	-
NON-GAAP OPERATING EXPENSES	$658	$630	$715	$2,718	$2,878

INCOME FROM OPERATIONS	$64	$165	$161	$348	$716
Adjustments:
Amortization of intangible assets	25	14	16	67	64
Stock-based compensation	61	63	63	260	259
Asset impairment	-	-	-	11	-
Restructuring and other charges	80	-	-	108	-
Acquisition-related expense	6	2	-	8	-
Gain on sale of properties	(51)	-	-	(51)	-
NON-GAAP INCOME FROM OPERATIONS	$185	$244	$240	$751	$1,040

INCOME BEFORE INCOME TAXES	$60	$163	$164	$345	$713
Adjustments:
Amortization of intangible assets	25	14	16	67	64
Stock-based compensation	61	63	63	260	259
Asset impairment	-	-	-	11	-
Restructuring and other charges	80	-	-	108	-
Acquisition-related expense	6	2	-	8	-
Gain on sale of properties	(51)	-	-	(51)	-
NON-GAAP INCOME BEFORE INCOME TAXES	$181	$242	$243	$748	$1,036

PROVISION FOR INCOME TAXES	$68	$10	$29	$116	$153
Adjustments:
Income tax effect of non-GAAP adjustments	20	26	11	86	66
Income tax expenses from integration of intellectual properties from acquisitions	(64)	-	-	(64)	-
Settlement of income tax audit	-	-	-	(23)	(47)
NON-GAAP PROVISION FOR INCOME TAXES	$24	$36	$41	$115	$171

NET INCOME (LOSS) PER SHARE	$(0.03)	$0.52	$0.43	$0.77	$1.75
Adjustments:
Amortization of intangible assets	0.09	0.05	0.05	0.23	0.20
Stock-based compensation	0.21	0.21	0.20	0.88	0.81
Asset impairment	-	-	-	0.04	-
Restructuring and other charges	0.28	-	-	0.36	-
Acquisition-related expense	0.02	0.01	-	0.03	-
Gain on sale of properties	(0.18)	-	-	(0.17)	-
Income tax effect of non-GAAP adjustments	(0.07)	(0.09)	(0.04)	(0.29)	(0.21)
Income tax expenses from integration of intellectual properties from acquisitions	0.23	-	-	0.22	-
Settlement of income tax audit	-	-	-	0.08	0.15
NON-GAAP NET INCOME PER SHARE	$0.55	$0.70	$0.65	$2.13	$2.70

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q4'FY16	Q3'FY16	Q4'FY15	FY2016	FY2015

Gross margin-GAAP	59.3%	61.7%	60.7%	60.8%	62.6%
Cost of revenues adjustments	1.8%	1.4%	1.3%	1.7%	1.4%
Gross margin-Non-GAAP	61.1%	63.1%	62.0%	62.5%	64.0%

GAAP cost of revenues	$562	$531	$605	$2,173	$2,290
Cost of revenues adjustments:
Amortization of intangible assets	(20)	(13)	(16)	(61)	(63)
Stock-based compensation	(5)	(6)	(5)	(24)	(22)
Asset impairment	-	-	-	(11)	-
Non-GAAP cost of revenues	$537	$512	$584	$2,077	$2,205

Net revenues	$1,380	$1,386	$1,540	$5,546	$6,123

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q4'FY16	Q3'FY16	Q4'FY15	FY2016	FY2015

Product gross margin-GAAP	44.0%	49.2%	51.7%	47.8%	54.7%
Cost of product revenues adjustments	2.8%	1.9%	1.8%	2.4%	1.8%
Product gross margin-Non-GAAP	46.8%	51.1%	53.4%	50.2%	56.5%

GAAP cost of product revenues	$424	$381	$441	$1,558	$1,657
Cost of product revenues adjustments:
Amortization of intangible assets	(20)	(13)	(15)	(61)	(61)
Stock-based compensation	(1)	(1)	(1)	(5)	(6)
Asset impairment	-	-	-	(5)	-
Non-GAAP cost of product revenues	$403	$367	$425	$1,487	$1,591

Product revenues	$757	$750	$914	$2,986	$3,655

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q4'FY16	Q3'FY16	Q4'FY15	FY2016	FY2015

Hardware maintenance and other services gross margin-GAAP	66.8%	64.9%	61.6%	64.1%	62.0%
Cost of hardware maintenance and other services revenues adjustments	1.0%	1.2%	1.0%	1.6%	1.2%
Hardware maintenance and other services gross margin-Non-GAAP	67.9%	66.2%	62.6%	65.7%	63.1%

GAAP cost of hardware maintenance and other services revenues	$129	$141	$154	$578	$597
Cost of hardware maintenance and other services revenues adjustments:
Amortization of intangible assets	-	-	(1)	-	(2)
Stock-based compensation	(4)	(5)	(4)	(19)	(16)
Asset impairment	-	-	-	(6)	-
Non-GAAP cost of hardware maintenance and other services revenues	$125	$136	$150	$553	$579

Hardware maintenance and other services revenues	$389	$402	$399	$1,611	$1,569

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q4'FY16	Q3'FY16	Q4'FY15	FY2016	FY2015

GAAP effective tax rate	113.3%	6.1%	17.8%	33.6%	21.5%
Adjustments:
Tax effect of non-GAAP adjustments	(64.9%)	8.8%	(1.1%)	(6.6%)	(0.3%)
Income tax expenses from integration of intellectual properties from acquisitions	(35.4%)	-%	-%	(8.6%)	-%
Settlement of income tax audit	-%	-%	-%	(3.1%)	(4.6%)
Non-GAAP effective tax rate	13.1%	14.9%	16.7%	15.4%	16.5%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q4'FY16	Q3'FY16	Q4'FY15	FY2016	FY2015
Net cash provided by operating activities	$345	$355	$396	$974	$1,268
Purchases of property and equipment	(35)	(41)	(37)	(160)	(175)
Free cash flow	$310	$314	$359	$814	$1,093

INVENTORY TURNS AND RECONCILIATION OF NON-GAAP TO GAAP
COST OF REVENUES USED IN INVENTORY TURNS
(In millions, except annualized inventory turns)

	Q4'FY16	Q3'FY16	Q4'FY15
Annualized inventory turns-GAAP	23	21	17
Cost of revenues adjustments	(1)	(1)	(1)
Annualized inventory turns-Non-GAAP	22	20	16

GAAP cost of revenues	$562	$531	$605
Cost of revenues adjustments:
Amortization of intangible assets	(20)	(13)	(16)
Stock-based compensation	(5)	(6)	(5)
Non-GAAP cost of revenues	$537	$512	$584

Inventory	$98	$102	$146

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER FISCAL 2017

First Quarter
Fiscal 2017

Non-GAAP Guidance - Net Income Per Share	$0.34 - $0.39

Adjustments of Specific Items to Net Income
Per Share for the First Quarter Fiscal 2017:
Amortization of intangible assets	(0.04)
Stock-based compensation expense	(0.20)
Restructuring and other charges	(0.01)
Income tax effect of non-GAAP adjustments	0.04
Total Adjustments	(0.21)

GAAP Guidance - Net Income Per Share	$0.13 - $0.18